EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made this 4th day of April, 2001, between JEAN CHARLES INCORPORATED, a Utah corporation (the "Company"), and Marty van der Hagen ("Employee").

         WHEREAS:

         A. The Company desires to employ Employee as its Executive Vice President; and

         B. Employee wishes to accept such employment on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, the parties, intending to be legally bound, do hereby agree and promise as follows:

1.       EMPLOYMENT
         ----------

         1.1 The Company hereby employs Employee and Employee hereby accepts employment under the terms and conditions set forth below. Employee's initial title shall be Executive Vice President.

         1.2 Unless the parties agree otherwise in writing, during the term of this Agreement, Employee shall perform the services required by this Agreement at the Company's offices based in Texas; provided, however, that the Company, from time to time, will require Employee to travel out-of-state in carrying out Employee's duties and Company has the right to relocate the Texas office to another state.

2.       DUTIES
         ------

         2.1 Employee shall be responsible for duties as set forth in EXHIBIT "A" attached hereto and incorporated herein by reference:

         2.2 Employee agrees to devote Employee's full business time, energy and skills to such employment subject to absences and customary vacations and for temporary illnesses.

         2.3 Employee will not engage in other gainful occupation or perform or render any services of a business, professional or commercial nature during the term of this Agreement without prior written consent of the Company.

         2.4 During the term of this Agreement, Employee will not engage in any activity directly or indirectly in competition with or adverse to the Company.


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

         2.5 Employee will not engage in any activity for purposes of influencing or attempting to influence the Company's customers, either directly or indirectly, to conduct business with any business enterprise in competition with the Company.

         2.6 Employee will not undertake or participate in any planning for or organization of any business activity that is or will be in competition with the Company in any field(s) or area(s) in which Employee has worked or with which Employee has come into contact, or of which Employee has gained knowledge during the term of his employment under this Agreement.

         2.7 Employee will not engage in any other business activity that would materially interfere with the performance of any of Employee's obligations and duties under this Agreement.

         2.8 Employee will not engage in any activities which result in a conflict of interest between the Company and Employee.

         2.9 Employee represents that he is not subject to any confidentiality, non-competition, or other agreement with any other employer or other third party that would conflict with this Agreement or prevent him from performing all his assigned duties as an employee of the Company.

3.       TERM
         ----

         The term of Employee's employment hereunder will be for the period commencing on the date of this Agreement and ending on the earliest of (i) eighteen (18) months from the date of this Agreement; (ii) the date of termination of Employee's employment in accordance with Section 5 of this Agreement; or (iii) the date of Employee's death or disability (as defined in Section 5 of this Agreement).

4.       COMPENSATION
         ------------

         4.1 Employee shall receive a base salary of Ten Thousand and 00/100 Dollars ($10,000.00) per month payable in equal installments on the Company's regular payroll dates ("Base Salary"). Employee's Base Salary shall be reviewed by the Company annually thereafter. Any increase in Employee's Base Salary shall be in the sole discretion of the Company.

         4.2 Employee shall be reimbursed by the Company only for amounts actually expended by Employee in the course of performing duties for the Company where:

             4.2.1   Employee   tenders   receipts   or   other    documentation
         substantiating the amounts and the necessity for such expenditure as required by the Company.

         4.3 Employee shall be entitled to participate in all employee benefit plans or programs including Paid Time Off (PTO), generally available to employees of the Company, to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate therein. Employee's participation in any such plan or program shall be subject to the provisions, rules and regulations thereof that are generally applicable

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

to all participants therein. Employee shall carry out the duties assigned to Employee in a trustworthy, businesslike and loyal manner.

             4.3.1 Company shall pay for health insurance (PPO or better) to cover employed and family.

         4.4 If the Company does Twelve Million Dollars ($12,000,000.00) in gross business (billed and in the Company books) in the SURREY line of products (candles, soaps and related products) by December 31, 2001, then the Company will pay Employee a Fifty Thousand Dollar ($50,000) bonus on January 2, 2002. Once the SURREY manufacturing facility is successfully moved and operational in Mexicali, the Company will pay Employee an additional Fifty Thousand Dollar ($50,000) bonus.

         4.5 During the term of this Agreement, the Company shall pay each month to Employee an amount equal to the monthly lease payment for a motor vehicle equivalent to a "Chrysler Town and Country Minivan"; provided however that the monthly payment shall not exceed $800. The lease will be in the name of the employee.

         4.6 During the term of this agreement, the Company shall purchase and maintain a life insurance policy covering Employee in the amount of $1,000,000 and payable to the spouse of the Employee. In the event the Employee dies during the term of this Agreement and Employee's spouse receives the proceeds of this life insurance policy, Company shall be released from all further obligations under this Agreement.

  5.     TERMINATION

         5.1 Employee may terminate this Agreement and Employee's employment hereunder upon 30 days' written notice to the Company. Employer may terminate this agreement for cause as defined herein.

         5.2 Benefits Received Upon Termination.
                     --------------------------

             5.2.1 If Employee is terminated by the Company for Cause, or the Employee terminates this Agreement for any reason other than a Change of Control (as defined below), then the Company shall pay Employee his Base Salary through the effective date of such termination plus credit for any vacation accrued but not taken. Thereafter, the Company shall have no further obligations to Employee under this Agreement; provided, however, that the Company will continue to honor any obligations that may have vested or accrued under any agreements or arrangements applicable to Employee.


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

             5.2.2 If Employee is terminated by the Company without Cause, Employee is entitled to continue to receive all the compensation and benefits set forth in Section 4 of the Agreement for the balance of the term of this Agreement.

             5.2.3 If Employee terminates this Agreement due to a Change of Control, the Company shall pay to Employee within two (2) business days following the date of termination (i) his Base Salary through the end of the month during which such termination occurs plus credit for any vacation accrued but not taken; and (ii) a lump-sum amount equal to three (3) months' pay calculated on the basis of Employee's Base Salary in effect as of the date of termination.

             5.2.4 For purposes of this Agreement, "Cause" shall be defined as follows: (i) actions by Employee during the term of this Agreement involving willful malfeasance or gross negligence in the performance of Employee's duties hereunder; (ii) Employee's willful failure or refusal to perform his duties as required by this Agreement; and (iii) Employee's material breach of the provisions of this Agreement.

             5.2.5 For purposes of this Agreement, "Change of Control" shall be defined as follows: (i) the acquisition, directly or indirectly, of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), different from the persons holding those securities on the date hereof; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
         (iii) a reverse merger in which the Company is the surviving entity but in which securities representing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or (v) a complete liquidation or dissolution of the Company.

         5.3 Termination Because of Employee Disability. Should Employee become mentally or physically disabled and such disability renders Employee unable to perform Employee's duties under this Agreement for 90 consecutive days in any 12-month period, then Employee may be terminated and he shall be entitled to all disability benefits on the same terms as are generally applicable to other employees of the Company.

6.       TERMINATION STATEMENT
         ---------------------

         Employee shall, upon termination of Employee's employment with the Company, execute a termination statement and shall fully comply with all of the terms, conditions and representations contained therein. The form of termination statement is attached as Exhibit "B."

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

7.       WITHHOLDING TAXES AND OTHER DEDUCTIONS
         --------------------------------------

         To the extent required by law, the Company shall withhold from any payments due Employee under this Agreement any applicable federal, state or local taxes and such other deductions as are prescribed by law or Company policy.

8.       PROPRIETARY INFORMATION
         -----------------------

         8.1 Employee understands that the Company possesses and will continue to possess information that has been created, discovered, developed or otherwise become known to the Company (including, without limitation, information created, discovered, developed or made known by Employee during the period of or arising out of Employee's employment by the Company, whether prior to or after the date hereof) or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. All such information is hereinafter called "Proprietary Information." By way of illustration, but not limited to, Proprietary Information includes recipes, processes, formulas, codes, data, programs, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, contracts and customer and supplier lists which are not part of the public domain or generally known or understood within the industry.

         8.2 In consideration of the compensation received by Employee from the Company and the covenants contained in this Agreement, Employee agrees as follows:

             8.2.1 All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights, and other rights in connection therewith. Employee hereby assigns to the Company any and all rights he may have or acquired in such Proprietary Information. This Agreement does not require Employee to make an assignment of an invention that qualifies fully for protection under any provision of Texas Law. At all times, both during Employee's employment by the Company and after its termination, Employee will keep in strictest confidence and trust all Proprietary Information and will not use or disclose any Proprietary Information without the written consent of the Company, except as may be necessary in the ordinary course of performing Employee's duties under this Agreement.

             8.2.2 All documents, records, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to Employee by the Company or produced by Employee or others in connection with Employee's employment with the Company shall be and remain the sole property of the Company. In the event of the termination of Employee's employment by Employee or Employer for any


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

         reason, Employee will deliver to the Company all documents, notes, drawings, specifications, programs, data, customer lists and other materials of any nature pertaining to Employee's work with the Company and Employee will not take with Employee or use any of the foregoing, any reproduction of any of the foregoing, or any Proprietary Information that is embodied in a tangible medium of expression.

         8.3 Employee recognizes that the Company is engaged in a continuous program of development and marketing respecting its present and future business. Employee understands that as part of Employee's employment by the Company he has been and is expected to make new contributions of value to the Company and that Employee's employment has created a relationship of confidence and trust between Employee and the Company with respect to certain information applicable to the business of the Company or applicable to the business of any customer of the Company, which has been or may be made known to Employee by the Company or by any customer of the Company or which may have been or may be learned by Employee during the period of Employee's employment by the Company.

         8.4 Employee shall execute and deliver to the Company all such documents, including applications for patents and copyrights and assignments of inventions, patents and copyrights to be issued therefore, as the Company may determine necessary or desirable to apply for and obtain letters, patents and copyrights on such assignable inventions in any and all countries and/or to protect the interest of the Company or its nominee in such inventions, patents and copyrights, and to vest title thereto in the Company or its nominee, as the Company may request from time to time, during or after the termination of Employee's employment. Employee will cooperate with the Company and do whatever is necessary or appropriate to obtain patents, copyrights and other legal protections of inventions, Proprietary Information and other projects to which Employee contributes, and Employee hereby authorizes the Company to act as his agent and attorney-in-fact and to take whatever action is needed on his part to carry out this Agreement if Employee is incapacitated for any reason from doing so.

         8.5 Employee will keep adequate records of inventions, all works of authorship, other works and Proprietary Information to which Employee contributes during his employment, and will immediately make such records available to the Company.

         8.6 Notwithstanding anything else in this Agreement, Proprietary information shall only include such information disclosed to Employee after the effective date of this Agreement and shall not include knowledge, information, documents or materials that:

         a. has entered the public domain without the Employee's breach of any obligation under this Agreement;
         b. is permitted to be disclosed by the prior written consent of the Company;
         c. has become known to Employee from a source other than the Company by other than a breach of an obligation of confidentiality owed to the Company;


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

         d. is or has been disclosed by the Company to a third party without restrictions on its disclosure; or
         e. is independently developed by Employee without breach of this Agreement.

9.       COVENANT
         --------

         9.1 In consideration for the payments to be made under this Agreement, Employee shall refrain from, for a period of one (1) year after termination of Employee's employment with the Company, either alone or in conjunction with any other person, or directly or indirectly through its present or future affiliates:

               (a) seeking to employ or engage any person who within the prior six (6) months had been an officer or employee of the Company;

               (b) causing or attempting to cause (i) any client, customer or supplier of the Company to terminate or reduce its business with the Company or (ii) any officer, employee or consultant of the Company to resign, sever or reduce a relationship with the Company; or

               (c) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Company or any of their respective clients, customers or suppliers.

         9.2 The parties hereto recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

         9.3 The parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Section would be inadequate, and Employee hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

         9.4 The Company and Employee acknowledge that the foregoing restrictive covenants in this Section 9 are essential elements of this Agreement and that, but for the agreement of Employee to comply with those covenants, the Company would not have agreed to enter into this Agreement. The covenants by Employee shall be construed as agreements independent of any other provision in this Agreement.

         9.5 The Company and Employee intend that the covenants contained in this Section 9 shall be construed as a series of separate covenants, one for each county of the States of California and Texas and one for each State of the United States.

         9.6 The Company and Employee understand and agree that, if any portion of the restrictive covenants set forth in this Section 9 is held to be unreasonable, arbitrary, or against public policy, then that portion of those covenants shall be considered divisible as to time and geographical area. The
Company and Employee agree that, if any court of competent jurisdiction determines that the specified time period or the specified geographical area of application in any covenant is unreasonable, arbitrary, or against public policy, then a lesser time period, geographical area, or both, that is determined to be reasonable, non-arbitrary, and not against public policy may be enforced against Employee. The Company and Employee agree and acknowledge that they are familiar with the present and proposed operations of the Company and believe that the restrictive covenants set forth in this Section 9 are reasonable with respect to their subject matter, duration, and geographical application.


         9.7 The parties acknowledge that the status of Employee in this business and industry is unique and the success of the Company in said business is materially and substantially dependent upon the continued employment of Employee, and in the event the employment of Employee is terminated for any reason, such business of The Company will be substantially and irrevocably damaged. In view thereof, the parties acknowledge that monetary damages alone will not fully compensate The Company in the event Employee fails or refuses to comply with the terms of this Section 9 above when applicable, and agree that The Company, in addition to all other remedies provided in law and in equity, shall have the remedy of injunctive relief and specific performance to enforce the terms of said Section.

10.      LOCATION
         --------

         All obligations under this agreement are and shall be performable in the county of Employees residence.

11.      NOTICE
         ------

         All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

Marty van der Hagen
16401 Lone Wolf Drive
Leander, TX 78641


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

If to the Company, to:

JEAN CHARLES INCORPORATED
82449 Avenue 61
Thermal, CA 92274
Facsimile No.: (760) 399-1187


         All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

12.      INVALID PROVISION
         -----------------

         The invalidity or unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof or the validity of that particular provision in any other jurisdiction, and the Agreement shall be construed in all respects as though such invalid or unenforceable provisions were omitted only in the jurisdiction in which the same is held to be invalid or unenforceable.

13.      GOVERNING LAW
         -------------

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas.

14.      SUCCESSORS
         ----------

         The rights and duties of Employee hereunder shall not be assignable by Employee. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company and Employee, and any such successor shall be deemed substituted for the Company or Employee under the terms of this Agreement. The term successor as used herein shall include any person, firm, corporation or other business entity that at any time, by merger, purchase or otherwise, acquires substantially all of the assets or business of the Company.

15.      MODIFICATION
         ------------

         This instrument constitutes the entire agreement between the parties, and may be changed only by an agreement in writing signed by the parties.


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

16.      INTERPRETATION
         --------------
         Sections and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.


17.      COUNTERPARTS
         ------------

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to the Company or its counsel and the Company or its counsel will provide all of the parties hereto with a copy of the entire Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

THE COMPANY:                                    EMPLOYEE:

JEAN CHARLES INCORPORATED,
a UTAH corporation

BY:----------------------------                 -----------------------------
      Steve Yeoman, President                   Marty van der Hagen

BY:-------------------------------
   Suzanne K. Borcherds, Secretary

                                   EXHIBIT "B"

                              TERMINATION STATEMENT

         This is to certify that I do not have in my possession, nor have I failed to return any records, documents, computer disks, tapes or printouts, sound recordings, customer lists, photographs, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of them, or other documents or materials, equipment, samples, prototypes, models or other property belonging to JEAN CHARLES INCORPORATED, its successors and assigns (hereafter referred to as "the Company").

         I further certify that I have complied with and will continue to comply with all the terms of the Employment Agreement (the "Agreement") signed by me with the Company, including the reporting of any inventions (as defined therein) conceived or made by me covered by the Agreement.

         I further agree that in compliance with the Agreement, I will preserve as confidential all trade secrets, confidential or proprietary information (as defined therein), knowledge, data, or other information relating to products, inventions, processes, designs, customer lists, or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees, or affiliates.



                                                --------------------------------
                                                      Marty van der Hagen

                                                DATED:
                                                      --------------------------





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